EXHIBIT 32.1

CERTIFICATION PURSUANT TO THE 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Joel A. Ronning, Chief Executive Officer of Digital River, Inc. (the “Company”), and Carter D. Hicks, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.               The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated:	August 14, 2003

		By:	/s/ JOEL A. RONNING
Joel A. Ronning
Chief Executive Officer

		By:	/s/ CARTER D. HICKS
Carter D. Hicks
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.